Exhibit 99.1

Eiger BioPharmaceuticals Reports Third Quarter 2020 Financial Results and Provides Business Update

Palo Alto, Calif., November 5, 2020 /PRNewswire/ — Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR), focused on the development and commercialization of targeted therapies for serious rare and ultra-rare diseases, today reported financial results for third quarter 2020 and provided a business update.

Recent Highlights and Upcoming Milestones

ZokinvyTM (lonafarnib) in Progeria and Progeroid Laminopathies

•	New Drug Application (NDA) Prescription Drug User Fee Act (PDUFA) target action date November 20, 2020

Lonafarnib in Hepatitis Delta Virus (HDV)

•	Phase 3 D-LIVR study full enrollment expected in 2021

Peginterferon Lambda (Lambda) in HDV

•	Phase 2 LIFT (combo with lonafarnib) end-of-study data expected at AASLD 2020

•	Agreement with FDA and EMA on single, Phase 3 Lambda monotherapy study design

Peginterferon Lambda (Lambda) in COVID-19

•	Toronto General Hospital, University Health Network (N=60)

•	Mean baseline viral load: 6.7 log copies/mL
•	79% (Lambda) vs 38% (placebo) (p=0.013) clear virus by Day 7
•	> 6 log copies/mL correlates with the threshold for infectivity

•	Stanford University School of Medicine (N=120)

•	Mean baseline viral load: < 4 log copies/mL
•	Median time to cessation of viral shedding was 7 days in both groups

•	Results of both studies support Lambda activity in high baseline viral load patients

•	Lambda was well tolerated in both studies with few adverse events, which included minimal elevations of transaminases which self-resolved

•	Plan to meet with FDA to discuss data and next steps

Third Quarter 2020 Financial Results

Cash, cash equivalents, and short-term investments as of September 30, 2020 totaled $125.3 million.

The Company reported net loss of $15.7 million, or $0.52 per share, for third quarter 2020, as compared to $18.6 million, or $0.76 per share, for third quarter 2019.

Research and Development expenses were $9.8 million for third quarter 2020, as compared to $14.1 million for third quarter 2019. The decrease was primarily due to a decrease in clinical trial related expenses, including clinical trial material costs.

General and Administrative expenses were $5.0 million for third quarter 2020, as compared to $4.2 million for third quarter 2019. The increase was primarily due to an increase in outside consulting, advisory and accounting services and an increase in personnel-related expenses.

Total operating expenses include total non-cash expenses of $1.9 million for third quarter 2020, as compared to $1.8 million for the same period in 2019.

As of September 30, 2020, the Company had 31.9 million of common shares outstanding.

About Eiger

Eiger is a late-stage biopharmaceutical company focused on the development and commercialization of first-in-class, well-characterized drugs for serious rare and ultra-rare diseases for patients with high unmet medical needs.

Eiger’s lead clinical programs target Hepatitis Delta Virus (HDV) infection, the most serious form of human viral hepatitis. Eiger is developing two complementary treatments for HDV. Lonafarnib is a first-in-class, oral prenylation inhibitor in a global Phase 3 trial. Peginterferon lambda is a first-in-class, well-tolerated type III interferon entering Phase 3.

Eiger has filed an NDA and MAA for lonafarnib for the treatment of Hutchinson-Gilford Progeria Syndrome (HGPS or Progeria) and Progeroid Laminopathies. FDA PDUFA date is November 20, 2020.

For additional information about Eiger and its clinical programs, please visit www.eigerbio.com.

Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements that involve substantial risks and uncertainties. All statements other than statements of historical facts, including statements regarding our future financial condition, timing for and outcomes of clinical results, business strategy and plans and objectives for future operations, are forward-looking statements. These forward-looking statements include terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “contemplate,” “intend,” “target,” “project,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” or the negative of these terms. Forward-looking statements are our current statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our anticipating significant milestones in 2020 and 2021, the timing of our ongoing and planned clinical development, including the potential for approval of our lonafarnib product candidate in the U.S. and EU for Progeria and Progeroid Laminopathies; our progression and enrollment of our Phase 3 D-LIVR study in HDV; our ability to maintain supply of our clinical trial materials; our announcement of data from the trial of Lambda and lonafarnib boosted with ritonavir for HDV (LIFT); our plans to advance Lambda in HDV in the U.S. and EU; our plans for continued advancement of avexitide in registration trials; and our plans to initiate and conduct clinical studies of Lambda in coronavirus; our ability to transition into a commercial stage biopharmaceutical company; our ability to finance the continued advancement of our development pipeline products; that the company’s expectations regarding the effects of COVID-19 on the Company’s trials and development may be incorrect; and the potential for success of any of our product candidates. These statements concern product candidates that have not yet been approved for marketing by the U.S. Food and Drug Administration (FDA). No representation is made as to their safety or effectiveness for the purposes for which they are being investigated.

Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including additional applicable risks and uncertainties described in the “Risk Factors” sections in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and Eiger’s subsequent filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to Eiger and speak only as of the date on which they are made. Eiger does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

SOURCE Eiger BioPharmaceuticals, Inc.

Investors and Media:

Ingrid Choong, PhD

(650) 619-6115

ichoong@eigerbio.com

Sri Ryali

(650) 272-6138

sryali@eigerbio.com

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2020	2019(1)
	(unaudited)
ASSETS
Cash and cash equivalents	$51,993	$39,373
Debt securities, available-for-sale	73,341	55,621
Prepaid expenses and other current assets	9,608	5,390

Total current assets	134,942	100,384
Property and equipment, net	670	590
Operating lease right-of-use assets	1,300	1,654
Other assets	3,781	2,511

Total assets	$140,693	$105,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$21,660	$16,949
Other liabilities	26,083	31,710
Stockholders’ equity	92,950	56,480

Total liabilities and stockholders’ equity	$140,693	$105,139

(1)	Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Statements of Operations Financial Data

(in thousands, except per share and share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2020	2019	2020	2019
Operating expenses:
Research and development(1)	$9,810	$14,059	$29,045	$39,863
General and administrative(1)	5,027	4,247	15,141	12,529

Total operating expenses	14,837	18,306	44,186	52,392

Loss from operations	(14,837)	(18,306)	(44,186)	(52,392)
Interest expense	(906)	(884)	(2,681)	(2,518)
Interest income	76	585	629	1,598
Other income (expense), net	(13)	(11)	(7)	(20)

Net loss	$(15,680)	$(18,616)	$(46,245)	$(53,332)

Net loss per common share:
Basic and diluted	$(0.52)	$(0.76)	$(1.74)	$(2.40)

Shares used to compute net loss per common share:
Basic and diluted	29,879,135	24,437,451	26,639,201	22,261,715

(1) Includes stock-based compensation expense of:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Research and development	$367	$559	$1,154	$1,366
General and administrative	1,078	1,090	3,382	2,965

Total stock-based compensation expense	$1,445	$1,649	$4,536	$4,331